Exhibit 99.3

Fourth Quarter 2008 Financial Results Supplement March 11, 2009

Table of contents

GAAP financial results Line 1: 4Q 2008 Net interest income increased partially due to a $389 million increase in accretion income associated with other-than-temporary impairments recognized in prior periods. Line 3: The company incurred significant net mark-to-market losses on its derivative portfolio, guarantee asset, and trading securities due to the impacts of spread widening and declines in interest rates. Line 4: Income on GO increased due to accelerated amortization income resulting from home price depreciation. Line 8: Credit-related expenses increased during 4Q 2008 as deteriorating credit markets, higher delinquency rates as well as increased delinquency transition rates led the company to record a higher provision for credit losses. Line 13: Tax benefit for 4Q 2008 primarily resulted from current year tax deductions related to expected credit-related principal losses on the company's portfolio of non- agency mortgage-related securities. Note: Certain amounts in prior periods have been reclassified to conform to the current presentation.

Stockholders' equity and Purchase Agreement with Treasury 1 Fourth quarter 2008 Dividends and other, net includes an initial cash dividend payment of $172 million to the U.S. Department of the Treasury (Treasury) on December 31, 2008 for the period from September 8, 2008 through December 31, 2008, on the senior preferred stock issued to Treasury. 2 GAAP "net worth" is the difference between the company's assets and liabilities under GAAP and is substantially the same as stockholders' equity (deficit) except that it includes the minority interests that third parties own in our consolidated subsidiaries, which totaled $95 million and $94 million as of September 30, 2008 and December 31, 2008, respectively. 3 The Director of the Federal Housing Finance Agency (FHFA) submitted a request to Treasury under the Company's Senior Preferred Stock Purchase Agreement (Purchase Agreement) in the amount of $30.8 billion, which the company expects to receive in March 2009. As a result of draws under the Purchase Agreement, the aggregate liquidation preference of the senior preferred stock will increase to $45.6 billion. As a result, Treasury will be entitled to annual cash dividends of $4.6 billion. 4 On February 18, 2009, Treasury announced that it is amending the Purchase Agreement to increase the funding limit from the original $100 billion to $200 billion. Remaining funding amount on line 11 excludes the initial $1 billion of senior preferred stock issued to Treasury as consideration for its funding commitment. Remaining funding shown on line 11 for 3Q 2008 is related to the original $100 billion limit and remaining funding for 4Q 2008 is reflective of the increased limit to $200 billion.

Business revenues 1 Represents period-end unpaid principal balance (UPB). 2 Fully taxable-equivalent basis. 2 1 2 1

Reserve for loan losses $619 $803 $1,138 $2,312 $3,872 $10,220 $15,618 $63 $75 $111 $320 $545 $942 $863 $1,240 $2,537 $5,702 $6,953 $5,813 $2,822 $37 $44 $787 $1,372 $447 $248 $160 0.53% 0.81% 0.04% 0.05% 0.07% 0.16% 0.21% 0.30% 0.13% $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 4Q 2006 1Q 2007 2Q 2007 3Q 2007 4Q 2007 1Q 2008 2Q 2008 3Q 2008 4Q 2008 Period End Balance ($ Millions) 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% Reserve as a % of Total Mortgage Portfolio Reserve for Loan Losses Net Charge-offs Provision Reserve as % of Total Mortgage Portfolio

Quarterly mark-to-market items Line 1: Declines in swap interest rates resulted in fair value losses in the net pay-fixed swaps portfolio, partially offset by gains on swaptions. Line 2: Declines in interest rates resulted in mark-to-market losses on the company's guarantee asset. Line 3: Net gains on trading securities reflect mark-to-market gains from declining interest rates and mark- to-market losses due to spread widening. Line 6: An increase in volume and declines in loan prices related to modified loans purchased from PC pools drove increased losses during 4Q 2008. Line 8: The company recognized additional impairment losses on AFS securities in 4Q 2008 due to sustained deterioration in the performance of the underlying collateral.

Summary of AFS security impairments 1 Represents UPB as of December 31, 2008. 2 Accretable balance as of December 31, 2008. Assumes full accretion back to earnings. Actual results may vary and amounts realized may be materially less than indicated. Factors that could influence amounts realized include actual losses on impaired assets, and other factors that may impact the receipt of contractual cash flows. 3 Primarily comprised of securities backed by home equity lines of credit and manufactured housing bonds. 4 Represents obligations of states and political subdivisions. 5 Represents impairments taken on the company's cash and other investments portfolio. Of the $64.3 billion in this portfolio as of December 31, 2008, $45.3 billion represents investments in cash and cash equivalents. 6 Included in 3Q 2008 and 4Q 2008 impairment totals are $1.1 billion and $1.0 billion of impairments, respectively, related to bonds covered by primary monoline bond insurance where the credit enhancements provided by certain monoline insurers is in doubt and where the company has determined that it is probable a principal and interest shortfall will occur on the insured securities.

Credit Supplement

National Home Prices Have Experienced a Cumulative Decline of 16.8% Since 3Q 20061 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family portfolio. Source: Freddie Mac.

49 States and Washington, DC had Home Price Declines from 4Q 2007 to 4Q 20081 -3.3 -3.4 -2.0 -25.9 -25.7 -3.2 RI -13.0 CT -7.2 DC -6.2 -8.1 -25.2 -10.4 -7.1 -0.8 -9.5 -8.8 -5.2 -1.4 -0.3 -5.0 -7.2 -13.0 -3.4 -15.0 -9.9 -6.0 -4.9 -1.8 -3.0 1.7 -1.8 -10.9 -6.9 -5.3 -29.5 -2.9 -6.0 -0.9 -8.4 -4.2 -4.5 -2.1 -4.2 -0.2 -8.7 -11.7 -4.1 -8.5 -7.2 -4.0 -1.1 >= 0% -5 to 0% < -20% -10 to -5% -20 to -10% United States -12.1% 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family portfolio. Source: Freddie Mac.

Single-family credit statistics1 1 In November 2008, Freddie Mac temporarily suspended foreclosure sales and evictions until January 31, 2009. The suspension of evictions was subsequently extended until April 1, 2009. On February 13, 2009 Freddie Mac temporarily suspended foreclosure sales until March 6, 2009 and with certain exceptions, again extended foreclosure sales beginning March 7, 2009. These activities will create fluctuations in the company's credit statistics which may include but are not limited to reductions in REO inventory, reductions in credit losses, increases in reported delinquency rates, among others. For more information on the impact of these actions see the company's Annual Report on Form 10-K for the year ended December 31, 2008. 2 Calculated as annualized credit losses divided by the average total single-family portfolio, excluding non-Freddie Mac mortgage-related securities and the portion of Structured Securities that is backed by Ginnie Mae Certificates. 3 Consists of total single-family portfolio and single-family REO balances shown on line 9. 4 Consists of loans purchased from PC pools due to borrower's delinquency and loan modifications accounted for under SOP 03-3. 5 REO ending inventory (number of units) was 14,394, 28,089, and 29,340 at December 31, 2007, September 30, 2008, and December 31, 2008, respectively.

Single-family credit losses by book year1 and state 1 Book year indicates year of loan origination. 2 Credit losses consist of the aggregate amount of charge-offs, net of recoveries, and the amount of REO operations expense in each of the respective periods. 3 Annualized total credit losses in basis points are calculated based on the single-family portfolio UPB for the respective periods, book years or states. 4 Based on the number of mortgages 90 days or more delinquent or in foreclosure. Percentage based on loan counts. Includes certain Structured Transactions. Total delinquency rate excluding all Structured Transactions was 1.72% at December 31, 2008.

1 Based on the number of mortgages 90 days or more delinquent or in foreclosure. UPB amounts exclude certain Structured Transactions. 2 Based on UPB of loans at the time of REO acquisition. 3 Credit losses consist of the aggregate amount of charge-offs, net of recoveries, and the amount of REO operations expense in each of the respective periods. Single-family 4Q 2008 Credit losses & REO counts by region and state

Single-family portfolio characteristics 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Loans purchased through bulk transactions and identified as Alt-A by the seller and certain other loans identified internally by Freddie Mac as having low or no documentation. 3 Although many borrowers likely have third-party 2nd liens, this represents borrowers' secondary mortgage loan financing guaranteed by Freddie Mac. 4 Includes Structured Transactions. Delinquency rate excluding all Structured Transactions was 1.72% at December 31, 2008. Note: Categories other than total portfolio are based on internal management reports as of December 31, 2008 or most current period prior to December 31, 2008. Numbers are not additive across columns. 4

Single-family portfolio characteristics 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Loans purchased through bulk transactions and identified as Alt-A by the seller and certain other loans identified internally by Freddie Mac as having low or no documentation. 3 Indicates year of loan origination. Note: Categories other than total portfolio are based on internal management reports as of December 31, 2008 or most current period prior to December 31, 2008. Numbers are not additive across columns.

Single-family credit profile by book year and product feature 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Indicates year of loan origination. 3 Includes Structured Transactions. Delinquency rate excluding all Structured Transactions was 1.72% at December 31, 2008. 3

Single-family portfolio composition by product 1 Based on the number of mortgages 90 days or more delinquent or in foreclosure. 2 Includes 40-year and 20-year fixed-rate mortgages. 3 Interest-only includes adjustable-rate and fixed-rate mortgages.

Total Single-family portfolio serious delinquencies by book year Note: Excludes Structured Transactions. Book year indicates year of loan origination.

Total Single-family portfolio cumulative default rates by book year Note: Excludes certain Structured Transactions. Book year indicates year of loan origination. 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% Yr1-Q1 Yr1-Q4 Yr2-Q3 Yr3-Q2 Yr4-Q1 Yr4-Q4 Yr5-Q3 Yr6-Q2 Yr7-Q1 Yr7-Q4 Yr8-Q3 Yr9-Q2 Quarter Post Origination Cumulative Default Rate 2000 2001 2002 2003 2004 2005 2006 2007 2008

In 2008, Freddie Mac undertook a number of initiatives to help slow the pace of foreclosures and encourage more loan workouts: Implemented the "Streamlined Modification Program" to fast-track loan modifications to certain troubled borrowers that could help reduce their monthly payment. Temporarily suspended foreclosure sales on occupied properties to give servicers more time to help troubled borrowers find alternatives. Approved approximately 81,000 workout plans and agreements with borrowers for the estimated 400,000 single-family loans that were or became 90 days delinquent. Going forward, Freddie Mac will play an integral role in implementing and monitoring the Homeowner Affordability and Stability Plan. Single-family foreclosure alternatives

Safe Harbor Statements Freddie Mac obligations Freddie Mac's securities are obligations of Freddie Mac only. The securities, including any interest or return of discount on the securities, are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. No offer or solicitation of securities This presentation includes information related to, or referenced in the offering documentation for, certain Freddie Mac securities, including offering circulars and related supplements and agreements. Freddie Mac securities may not be eligible for offer or sale in certain jurisdictions or to certain persons. This information is provided for your general information only, is current only as of its specified date and does not constitute an offer to sell or a solicitation of an offer to buy securities. The information does not constitute a sufficient basis for making a decision with respect to the purchase or sale of any security. All information regarding or relating to Freddie Mac securities is qualified in its entirety by the relevant offering circular and any related supplements. Investors should review the relevant offering circular and any related supplements before making a decision with respect to the purchase or sale of any security. In addition, before purchasing any security, please consult your legal and financial advisors for information about and analysis of the security, its risks and its suitability as an investment in your particular circumstances. Forward-looking statements Freddie Mac's presentations contain forward-looking statements pertaining to Freddie Mac's business and future business plans, capital management, credit losses and credit-related expenses, returns on investments, results of operations and/or financial condition. Management's expectations for the company's future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt OAS, credit outlook, actions taken by FHFA, the Federal Reserve, and Treasury, and the impacts of newly enacted legislation or regulations, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2008 which is available on the Investor Relations page of the company's Web site at www.FreddieMac.com/investors and the Securities and Exchange Commission's Web site at www.sec.gov. DRAFT - CONFIDENTIAL